UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2020

CHENIERE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street

Suite 1900

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 375-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.003 par value	LNG	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

On August 14, 2020, Cheniere Corpus Christi Holdings, LLC (“CCH”), an indirect, wholly-owned subsidiary of Cheniere Energy, Inc. (“Cheniere”), and CCH’s subsidiaries Corpus Christi Liquefaction, LLC (“CCL”), Cheniere Corpus Christi Pipeline, L.P. (“CCP”) and Corpus Christi Pipeline GP, LLC (“CCP GP” and together with CCL and CCP, each, a “Guarantor” and collectively, the “Guarantors”), as guarantors, entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with the purchasers named therein (the “Purchasers”), to issue and sell to the Purchasers $768,740,000 aggregate principal amount of its 3.52% Senior Secured Notes due December 31, 2039 (the “Notes”).

The Note Purchase Agreement contains customary representations, warranties and agreements by CCH and the Guarantors and customary indemnification obligations of CCH, the Guarantors and the Purchasers. The Notes are expected to be issued by CCH on August 20, 2020 pursuant to an indenture, which will contain customary terms, covenants and events of default. The Notes will be senior secured obligations of CCH and will be guaranteed by all of CCH’s existing and future domestic subsidiaries. The Notes will be fully amortizing, with a weighted average life of approximately 14.08 years (from the date of issuance of the Notes) and amortization payments delayed until June 2027.

The net proceeds from the Notes will be used by CCH to repay a portion of its existing senior debt, unwind certain interest rate hedging instruments and pay certain fees, costs and expenses incurred in connection with the transactions contemplated hereby.

The foregoing description of the Note Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Note Purchase Agreement, which is filed as Exhibit 1.1 hereto and is incorporated by reference herein.

The sale of the Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and the Notes will be sold on a private placement basis in reliance on Section 4(a)(2) of the Securities Act.

Item 9.01	Financial Statements and Exhibits.

d)	Exhibits

Exhibit Number	Description

1.1*	Note Purchase Agreement, dated as of August 14, 2020, among Cheniere Corpus Christi Holdings, LLC and Corpus Christi Liquefaction, LLC, Cheniere Corpus Christi Pipeline, L.P. and Corpus Christi Pipeline GP, LLC, as guarantors, and the purchasers named therein (Incorporated by reference to Exhibit 1.1 to CCH’s Current Report on Form 8-K (SEC File No. 333-215435), filed on August 17, 2020).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: August 17, 2020	By:	/s/ Zach Davis
	Name:	Zach Davis
	Title:	Senior Vice President and Chief Financial Officer